Exhibit 1

                       TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, Series 2001-25
*CUSIP:   21988G676      Class    A-1
          21988GAX4      Class    A-2

In accordance with the Standard Terms for Trust Agreements, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending December 1, 2004.

INTEREST ACCOUNT
----------------

Balance as of    June 1, 2004.....                                       $0.00
        Scheduled Income received on securities.....             $1,531,939.50
        Unscheduled Income received on securities.....                   $0.00

LESS:
        Distribution to Class A-1 Holders.....                  -$1,491,831.25
        Distribution to Class A-2 Holders.....                     -$40,108.25
        Distribution to Depositor.....                                  -$0.00
        Distribution to Trustee.....                                    -$0.00
Balance as of    December 1, 2004.....                                   $0.00


PRINCIPAL ACCOUNT
-----------------

Balance as of    June 1, 2004.....                                       $0.00
        Scheduled Principal received on securities.....                  $0.00

LESS:
        Distribution to Holders.....                                    -$0.00
Balance as of    December 1, 2004.....                                   $0.00


            UNDERLYING SECURITIES HELD AS OF    December 1, 2004

              Principal
                Amount                   Title of Security
               ---------                 -----------------
              $39,130,000      Dominion Resources Capital Trust I 7.83% Capital
                               Securities due December 1, 2027
                               *CUSIP:   25746RAE6

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.